Exhibit 99.1

Standard Premium Finance Holdings Announces $250,000 Stock Repurchase Program

MIAMI, May 27, 2025 (GLOBE NEWSWIRE) -- Standard Premium Finance Holdings, Inc. (OTCQX: SPFX), a leading specialty finance company, today announced that its board of directors approved a stock repurchase program where the Company may purchase up to $250,000 of common stock in privately negotiated transactions over a six-month period, expiring November 2, 2025. The program will depend on market conditions, stock price, regulatory requirements and limitations, corporate liquidity requirements, priorities and other factors.

“The stock repurchase program reflects our confidence in the strategic direction, growth prospects and financial strength of the Company to support our strategic objectives,” says William Koppelmann, CEO, Standard Premium. “The program provides flexibility to return capital to shareholders and demonstrates the long-term value of our business model.”

The program does not require the Company to purchase any particular number of shares and there is no guarantee as to the number of shares that will be purchased. The timing and price of repurchases, and the actual number of shares repurchased under the program will be at the discretion of management.

“The repurchase program is an efficient use of capital and a reflection of our disciplined approach to growth and value creation,” added Koppelmann. “As we continue to execute our acquisition strategy and expand our national footprint, we remain focused on delivering long-term returns for our shareholders.”

The repurchase program aligns with the Company’s record profitability in FY 2024 and Q1 2025, reflecting continued financial momentum and operational strength.

About Standard Premium Finance Holdings, Inc.
Standard Premium Finance Holdings, Inc. (OTCQX: SPFX), is a specialty finance company which has financed premiums on over $2 Billion of property and casualty insurance policies since 1991. We currently operate in 38 states and are seeking M&A opportunities of synergistic businesses to leverage economies of scale. https://www.standardpremium.com/

Cautionary Statement Regarding Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended with regard to our anticipated future growth and outlook, including the Company’s current plans concerning the stock repurchase plan. Our actual results may differ from expectations presented or implied herein and, consequently, you should not rely on these forward-looking statements as predictions of future events. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or results.

Additional information concerning risk factors relating to our business is contained in Item 1A Risk Factors of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2025 which is available on the SEC’s website at www.sec.gov or on the Investor Relations section of our website, standardpremium.com.

Media:
Nicholas Turchiano
CPR Marketing
nturchiano@cpronline.com
201-641-1911x35